UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2026

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630) 954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Interim Chief Financial Officer

On May 20, 2026, the Board of Directors of Portillo’s Inc. (the “Company”) appointed Pamela Smith to serve as Interim Chief Financial Officer, effective May 20, 2026. Ms. Smith will serve as the Company’s principal financial officer and principal accounting officer, replacing Michelle Hook in both roles in connection with Ms. Hook’s previously announced departure, and continuing until one or more successors is appointed for each respective role.

Ms. Smith, age 59, has served as Founder and CEO of a boutique advisory firm providing interim financial leadership and strategic planning support to public, private, and non-profit organizations in the manufacturing and service industries since 2017. Previously, she served as Senior Vice President, Corporate Financial Planning & Analysis for Estée Lauder Companies from 2014 until 2016 and prior to that role, she held the position of Senior Vice President/CFO, Financial Planning & Analysis at Redbox from 2013 through 2014.

In connection with Ms. Smith’s appointment, Ms. Smith and the Company entered into an independent contractor agreement, dated May 20, 2026 (the “Agreement”), pursuant to which Ms. Smith will serve as Interim Chief Financial Officer. The Agreement is effective May 20, 2026 and expires July 1, 2026 unless earlier terminated or extended in accordance with the Agreement. Pursuant to the Agreement, Ms. Smith will be compensated at a rate of $14,000 per week, subject to proration for partial weekly periods, and will be reimbursed for reasonable airfare, travel and accommodation expenses consistent with the Company’s travel policy. Ms. Smith will not be eligible to participate in any of the Company’s employee benefit plans or equity incentive compensation programs. Ms. Smith will be subject to customary confidentiality, indemnification and intellectual property assignment obligations. The foregoing summary does not purport to be a complete description and is qualified in its entirety by the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than the Agreement, there are no arrangements or understandings between Ms. Smith and any other persons pursuant to which she was appointed as Interim Chief Financial Officer, and no family relationships between Ms. Smith and any director or executive officer of the Company. Additionally, Ms. Smith has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The Board has initiated a process to identify a successor to Ms. Smith and has engaged a leading global executive search firm to assist in the search process.

Item 7.01. Regulation FD Disclosure.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Independent Contractor Agreement, dated as of May 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: May 21, 2026	By:	/s/ Kelly M. Kaiser
Kelly M. Kaiser
General Counsel and Secretary